Exhibit 3.2
FORM OF AMENDED AND RESTATED BYLAWS
OF MINIMED GROUP, INC.
A Delaware corporation
(Adopted as of March 6, 2026)
MiniMed Group, Inc. (the “Corporation”), pursuant to the provisions of Section 109 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts these Amended and Restated Bylaws (these “Bylaws”), which restate, amend and supersede the bylaws of the Corporation in their entirety as described below:
ARTICLE ONE
OFFICES
SECTION 1    Offices. The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).
ARTICLE TWO
MEETINGS OF STOCKHOLDERS
SECTION 1    Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 14 of this ARTICLE TWO of these Bylaws in accordance with Section 211(a)(2) of the DGCL.
SECTION 2    Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors, in accordance with the requirements of the Certificate of Incorporation, and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE TWO of these Bylaws. The Board of Directors may postpone or cancel any annual meeting of stockholders.
SECTION 3    Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone or cancel any special meeting of stockholders.

SECTION 4    Notice of Meetings. (a) Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by applicable law or the Certificate of Incorporation. Such notice shall state the place, if any, date and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
(b)    Form of Notice. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder’s mailing address as the same appears on the records of the Corporation. If given by courier service, such notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address. Subject to the limitations of Section 4(d) of this ARTICLE TWO, if given by electronic transmission, such notice shall be deemed to be given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice by facsimile, (ii) if by electronic mail, when directed to such stockholder’s electronic mail address, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)    Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders in person or by proxy shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.
(d)    Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by electronic mail complying with the DGCL or other form of electronic transmission which other form has been consented to by the stockholder of the Corporation to whom the notice is given. Any such consent is revocable by the stockholder by written notice or electronic transmission to the Corporation. Notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action. For purposes of these Bylaws, the terms “electronic transmission”, “electronic mail” and “electronic mail address” shall have the meanings provided in Section 232 of the DGCL.
SECTION 5    List of Stockholders. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this Section 5 of ARTICLE TWO shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 of ARTICLE TWO or to vote in person or by proxy at any meeting of stockholders.
SECTION 6    Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the stockholders present thereat, by the affirmative vote of the holders of a majority of the voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote thereon, may adjourn the meeting to another time and/or place, if any, from time to time until a quorum shall be present in person or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series, present in person or represented by proxy, shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.
SECTION 7    Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time and place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with Section 4(a) of this ARTICLE TWO (or are otherwise provided in any other manner permitted by the DGCL). At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
SECTION 8    Vote Required. Subject to the rights of the holders of any series of preferred stock then outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless a minimum or different vote is provided by applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these Bylaws, in which case such minimum or different vote shall be the applicable vote required on such matter. Subject to the rights of the holders of any series of Preferred Stock then outstanding, each director to be elected at any meeting for the election of directors shall be elected by a plurality of the votes cast with respect to that director’s election at any meeting of stockholders at which a quorum is present.
SECTION 9    Voting Rights. Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.
SECTION 10    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date. To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such proxy card must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
SECTION 11    Advance Notice of Stockholder Business and Director Nominations.
(a)    Business at Annual Meetings of Stockholders.
(i)    Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE TWO) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a)(iii) of this ARTICLE TWO, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the procedures and requirements set forth in Section 11(a)(iii) of this ARTICLE TWO and all applicable requirements of state law and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules, regulations and schedules promulgated thereunder. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE TWO shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials submitted pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.
(ii)    For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE TWO) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE TWO to the Secretary, any such proposed business must be a proper matter for stockholder action and the stockholder and any Stockholder Associated Person (as defined in Section 11(e) of this ARTICLE TWO) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE TWO) required by these Bylaws. To be timely, a stockholder’s notice for such business must be delivered and received by the Secretary at the principal executive offices of the Corporation in proper written form not later than the Close of Business on the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary of the preceding year’s annual meeting and ends 60 days after such first anniversary, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered not earlier than the 120th day before the annual meeting and not later than the Close of Business on the later of the 90th day before the annual meeting or the 10th day following the day the Public Announcement (as defined in Section 11(e) of this ARTICLE TWO) of the date of the annual meeting is first made. In no event shall any adjournment of an annual meeting or postponement of an annual meeting for which notice has been given, or for which a Public Announcement of the date of the meeting has been made by the Corporation, or the Public Announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(a) of ARTICLE TWO will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day).
(iii)    To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:
(A)    a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting,
(B)    the name and address of the stockholder giving the notice as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,
(C)    the class or series and number of shares of each class or series of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 11(e) of this ARTICLE TWO) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person and whether and to the extent to which a Hedging Transaction (as defined in Section 11(e) of this ARTICLE TWO) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,
(D)    a description of all agreements, arrangements or understandings between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business,
(E)    a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and that such stockholder (or a qualified representative thereof) will appear at the annual meeting to bring such business before the meeting,
(F)    any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder, and
(G)    a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver, or make available, a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).
In addition, any stockholder who submits a notice pursuant to this Section 11(a) of ARTICLE TWO is required to update and supplement the information disclosed in such notice in accordance with Section 11(d) of this ARTICLE TWO.
(iv)    Notwithstanding anything in these Bylaws to the contrary, no business (other than (x) nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE TWO and (y) business included in the Corporation’s proxy materials submitted pursuant to Rule 14a-8 under the Exchange Act) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11(a) of ARTICLE TWO.
(b)    Nominations at Annual Meetings of Stockholders.
(i)    Only persons who are nominated in accordance and compliance with the procedures and requirements set forth in this Section 11(b) of ARTICLE TWO shall be eligible for election to the Board of Directors at an annual meeting of stockholders.
(ii)    Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any duly authorized committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE TWO, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the procedures and requirements set forth in this Section 11(b) of ARTICLE TWO and all applicable requirements of state law and the Exchange Act and the rules, regulations and schedules promulgated thereunder, for the avoidance of doubt, including but not limited to Rule 14a-19 under the Exchange Act. For the avoidance of doubt, the foregoing clause (B) of this Section 11(b)(ii) of ARTICLE TWO shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of this ARTICLE TWO to the Secretary and the stockholder and any Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered and received by the Secretary at the principal executive offices of the Corporation in proper written form not later than the Close of Business on the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary of the preceding year’s annual meeting and ends 60 days after such first anniversary, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered not earlier than the 120th day before the annual meeting and not later than the Close of Business on the later of the 90th day before the annual meeting or the 10th day following the day the Public Announcement of the date of the annual meeting is first made. In no event shall any adjournment of an annual meeting or postponement of an annual meeting for which notice has been given, or for which a Public Announcement of the date of the meeting has been made by the Corporation, or the Public Announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE TWO will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.
(iii)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth:
(A)    as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of each class or series of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition, (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) or is otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder

(including such person’s written consent to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee of the stockholder, if applicable, and to serving as a director if elected) and (6) the fully completed questionnaire, representation and agreement required by Section 11(f) of this ARTICLE TWO,
(B)    the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person,
(C)    the class or series and number of shares of each class or series of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,
(D)    a description of all agreements, arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
(E)    a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and that such stockholder (or a qualified representative thereof) will appear at the meeting to nominate the persons named in its notice,
(F)    any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) or otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder, for the avoidance of doubt, including but not limited to Rule 14a-19 under the Exchange Act, and
(G)    a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to (x)(1) solicit proxies in support of the election of the nominee(s) named in its notice from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or the form of proxy, (3) otherwise comply with Rule 14a-19 under the Exchange Act and (4) provide the Secretary of the Corporation not less than 10 days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or beneficial owner complied with such representations, and/or (y) otherwise to solicit proxies or votes from stockholders in support of the election of the nominee(s) named it its notice (such representation, a “Nomination Solicitation Statement”).
In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE TWO is required to update and supplement the information disclosed in such notice in accordance with Section 11(d) of this ARTICLE TWO and shall comply with Section 11(f) of this ARTICLE TWO.
(iv)    The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(c)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures and requirements set forth in this Section 11(c) of ARTICLE TWO shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE TWO, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the procedures and requirements set forth in this Section 11(c) of ARTICLE TWO and all applicable requirements of state law and the Exchange Act and the rules, regulations and schedules promulgated thereunder, for the avoidance of doubt, including but not limited to Rule 14a-19 under the Exchange Act. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE TWO shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE TWO to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered and received by the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. Notices delivered pursuant to this Section 11(c) of ARTICLE TWO will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of this ARTICLE TWO. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE TWO is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE TWO and shall comply with Section 11(f) of this ARTICLE TWO.
(d)    Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE TWO is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is 10 Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof. Any such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting of stockholders or any adjournment or postponement thereof); provided that, in the case of an adjournment, if there are fewer than eight Business Days prior to such adjournment, any such update and supplement shall be received by the Secretary as soon as practicable, but no in event later than the day prior to such adjournment. If a stockholder who submits a notice of nomination for election pursuant to this Section 11 of ARTICLE TWO no longer intends to solicit proxies in accordance with its representation pursuant to Section 11(b)(iii)(G)(1) of this ARTICLE TWO, such stockholder shall inform the Corporation of this change by delivering notice thereof in writing to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the second Business Day after the occurrence of such change. Notwithstanding anything in this Section 11 of ARTICLE TWO to the contrary, if any information or representation submitted pursuant to this Section 11 of ARTICLE TWO is inaccurate or incomplete, such information or representation shall be deemed not to have been provided in accordance herewith.

(e)    Definitions. For purposes of this Section 11 of ARTICLE TWO, the term:
(i)    “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close;
(ii)    “Close of Business” means 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;
(iii)    “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;
(iv)    “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;
(v)    “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and
(vi)    “Stockholder Associated Person” of any stockholder means (A) any beneficial owner of shares of stock of the Corporation, if any, on whose behalf the nomination or proposal is made and (B) any person directly or indirectly controlling, controlled by or under common control with such stockholder or any such beneficial owner.
(f)    Submission of Questionnaire, Representation and Agreement. For a person nominated by a stockholder pursuant to Sections 11(b)(ii)(B) or 11(c)(ii) of this ARTICLE TWO to be qualified to stand for election or re-election as a director of the Corporation, such stockholder’s notice must include a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or nominee therefor that has not been disclosed to the Corporation and (iii) would be in compliance, and if elected as a director of the Corporation, whether such person intends to comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(g)    Additional Information. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require the stockholder, any Stockholder Associated Person or a proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as the Board of Directors, in good faith, determines (A) is reasonably necessary to determine whether such nominee satisfies any qualifications, requirements, criteria or standards imposed by the Certificate of Incorporation, these Bylaws or any law, rule, regulation or listing standard that may be applicable to the Corporation, (B) is reasonably necessary to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under any law, rule, regulation or listing standard that may be applicable to the Corporation or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) could be material to a stockholder’s understanding of the independence (including from the stockholder or any Stockholder Associated Person), or lack thereof, of such nominee.
(h)    Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, and subject to the oversight of the Board of Directors, the chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures and requirements set forth in these Bylaws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11(a)(iii)(G) or Section 11(b)(iii)(G), as applicable, of this ARTICLE TWO) or any applicable law, rule or regulation identified herein and, if any nomination or other business is not made or brought in compliance with these Bylaws (including any applicable law, rule or regulation identified herein), to declare that such nomination or proposal of other business be disregarded and not acted upon (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE TWO, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11 of ARTICLE TWO, to be considered a qualified representative of the stockholder, a person must be (A) a duly authorized officer, manager or partner of such stockholder or (B) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be received by the Secretary at the principal executive offices of the Corporation at least 5 Business Days prior to the meeting of stockholders. For purposes of determining the deadline by which a stockholder must deliver a notice of nomination or business in connection with the Corporation’s first annual meeting of stockholders following its initial public offering of common stock, the date of the immediately preceding year’s annual meeting shall be deemed to have occurred on the fifteenth day of October in such immediately preceding calendar year.
(i)    Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations and schedules promulgated thereunder with respect to the matters set forth in these Bylaws, and any failure to comply therewith shall be deemed a failure to comply with these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules, regulations and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to this Section 11 of ARTICLE TWO.
(j)    Effect on Other Rights. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation, these Bylaws or applicable law, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, or the method or timing of the exercise, of any rights expressly granted by the Corporation to any person to nominate directors.
SECTION 12    Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business on the day next preceding the day on which notice is first given or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 of ARTICLE TWO at the adjourned meeting.
SECTION 13    Fixing a Record Date for Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE SEVEN of the Certificate of Incorporation, for the purposes of determining the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the Close of Business on the day on which the Board of Directors adopts the resolution taking such prior action.
SECTION 14    Conduct of Meetings.
(a)    Generally. Meetings of stockholders shall be presided over by the chair of the meeting who shall be the Chair of the Board of Directors, if any, or in the Chair’s absence or disability, by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by an Executive Vice President or Senior Vice President (in the order as determined by the Board of Directors), or in the absence or disability of the foregoing persons by a chair designated by the Board of Directors, or in the absence or disability of such person, by a chair chosen at the meeting; provided that, notwithstanding anything to the contrary herein, the chair of the meeting may delegate any of their rights and responsibilities with respect to such meeting to any other person. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)    Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall have the power, right and authority, for any or no reason, to convene, recess and/or adjourn any meeting of stockholders.
(c)    Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more other persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
SECTION 15    Delivery to the Corporation. Whenever this ARTICLE II requires one or more persons (including a record or beneficial owner of capital stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, questionnaire, representation, agreement or other document), such document or information shall be (i) in writing, which shall be delivered by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and (ii) delivered by email to investors@minimed.com, and the Corporation shall not be required to accept delivery of any document not in such form or so delivered.

ARTICLE THREE
DIRECTORS
SECTION 1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
SECTION 2    Number and Term of Office. Subject to the rights of the holders of any series of preferred stock to elect directors, the number of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Subject to the rights of the holders of any series of preferred stock to elect directors, each director shall serve for a term expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders to be held in 2026; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders to be held in 2027; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders to be held in 2028; provided further, that each director shall hold office until their successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal.
SECTION 3    Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, any newly created directorship on the Board of Directors that results from an increase in the number of directors or any vacancy occurring on the Board of Directors, however created, shall be filled only by resolution of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (other than directors elected by the holders of any series of preferred stock then outstanding) and may not be filled in any other manner. In the event of any increase in the authorized number of directors, the Board of Directors shall assign the class to which a newly created directorship shall be allocated. A director appointed to fill a vacancy resulting from the death, resignation, disqualification or removal of a director or other cause shall hold office for the unexpired term of such director’s predecessor in office, and a director appointed to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been assigned, and, in each case, until their successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal. In no case will a decrease in the authorized number of directors have the effect of removing or shortening the term of any incumbent director.
SECTION 4    Annual Meeting. The annual meeting of the Board of Directors for the purpose of electing officers and transacting all other business properly brought before it shall be held without notice at such time and at such place, if any, as shall be determined by the Board of Directors and publicized among all directors.
SECTION 5    Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by (i) the Chair of the Board of Directors, if any, (ii) the Chief Executive Officer or (iii) by the Secretary upon the written request of a majority of the directors then in office, and in each case shall be held at the place, if any, on the date and at the time as they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.
SECTION 6    Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 6 of ARTICLE THREE. Such notice shall state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 7    Waiver of Notice. Whenever notice is required to be given under the Certificate of Incorporation or these Bylaws, a written waiver, signed by a member of the Board of Directors or a committee entitled to notice, or a waiver by electronic transmission given thereby, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or a committee thereof need be specified in any waiver of notice of such meeting. Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.
SECTION 8    Chair of the Board of Directors, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the directors then in office, a Chair of the Board of Directors. The Chair of the Board of Directors must be a director. Unless expressly designated as such by the Board of Directors, the Chair of the Board of Directors shall not be deemed to be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, the Chair of the Board of Directors shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board of Directors, preside at all meetings of the Board of Directors at which they are present and have such powers and perform such duties as may from time to time be prescribed by the Board of Directors or these Bylaws. If the Chair of the Board of Directors is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is also not the Chair of the Board of Directors) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. At all meetings of the Board of

Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business; provided, however, that a quorum shall never be less than one-third of the total number of directors. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 9    Committees.
(a)    The Board of Directors may designate one or more committees, including an executive committee and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed, consisting of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
(b)    Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
SECTION 10    Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 11    Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 12    Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
SECTION 13    Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE FOUR
OFFICERS
SECTION 1    Election; Term of Office; Appointments. The elected officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, a Treasurer, a Secretary, one or more Assistant Secretaries and such other officers as the Board of Directors from time to time may deem proper. All elected officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE FOUR. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. In addition, the Chair of the Board of Directors or the Chief Executive Officer may appoint such other officers and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chair of the Board of Directors or the Chief Executive Officer, as the case may be. Elected officers of the Corporation shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Two (2) or more offices may be held by the same person.
SECTION 2    Removal and Resignation. Any officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors, by a duly authorized committee thereof or, to the extent appointed by such person and unless otherwise provided by resolution of the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer. Any officer may resign at any time upon written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.
SECTION 3    Vacancies. Any vacancy in any elected office because of death, resignation, removal or otherwise may be filled by the Board of Directors. A vacancy in any other office may be filled by the Chair of the Board of Directors or the Chief Executive Officer.
SECTION 4    Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by applicable law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. The Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation as from time to time shall be prescribed by the Board of Directors and, to the extent not so prescribed, the Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board of Directors, as generally pertain to the office of Chief Executive Officer, respectively.
SECTION 5    Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation. The Chief Financial Officer shall render a statement of the Corporation’s financial condition and an account of all transactions whenever requested by the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer. The Chief Financial Officer shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to them by the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer, and, except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to the office of Chief Financial Officer.
SECTION 6    Executive Vice Presidents. Executive Vice Presidents shall perform such duties as from time to time shall be prescribed by these Bylaws, by the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer, and, except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to such office.
SECTION 7    Secretary and Assistant Secretaries. The Secretary or person appointed as secretary at all meetings of the Board of Directors and of the stockholders shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and they shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, if required. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books and records pertaining to meetings and proceedings of the Board of Directors (and any committee thereof) and of the stockholders required by applicable law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to them by the Board of Directors, Chair of the Board of Directors or the Chief Executive Officer, and, except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to the office of Secretary. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or Secretary may, from time to time, prescribe.
SECTION 8    Treasurer. The Treasurer shall have responsibility for the Corporation’s funds and securities. They shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to them by the Chair of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to the office of Treasurer.
ARTICLE FIVE
STOCK
SECTION 1    Uncertificated Shares. Unless otherwise provided by resolution of the Board of Directors, each class or series of shares of the Corporation’s capital stock shall be issued in uncertificated form.
SECTION 2    Form of Certificates. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each such certificate shall represent the number of shares registered in certificate form and shall be signed by or in the name of the Corporation by two authorized officers of the Corporation. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified.
SECTION 3    Transfer. The Board of Directors may appoint a transfer agent or registrar, or both, for any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, such shares shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require and accompanied by all necessary stock transfer stamps. When shares are in uncertificated form, such shares shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, the Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
SECTION 4    Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or their legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
SECTION 5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.
SECTION 6    Fixing a Record Date for Purposes Other than Stockholder Meetings or Action by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder action by written consent, which are expressly governed by Section 12 of ARTICLE TWO and Section 13 of ARTICLE TWO hereof, respectively), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business (as defined in Section 11 of ARTICLE TWO) on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE SIX
GENERAL PROVISIONS
SECTION 1    Dividends. Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.
SECTION 2    Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
SECTION 3    Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE FOUR hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
SECTION 4    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SECTION 5    Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section 5 of ARTICLE SIX.
SECTION 6    Voting Securities Owned By Corporation. Voting securities or interests in any other corporation or entity owned or held by the Corporation may be voted by the Chair of the Board of Directors, Chief Executive Officer or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote such securities or interests shall have the power to appoint proxies, with general power of substitution.

SECTION 7    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile and any other forms of electronic signatures of any officer or officers of the Corporation may be used.
SECTION 8    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
SECTION 9    Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision (or part thereof) of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE SEVEN
INDEMNIFICATION
SECTION 1    Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that they are or were a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, partner, member trustee, administrator, employee or agent of another corporation, as applicable, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE SEVEN with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of ARTICLE SEVEN or otherwise. The rights to indemnification and advance of expenses conferred in this Section 1 of ARTICLE SEVEN shall be contract rights. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE SEVEN shall be deemed to refer exclusively to the elected officers who are elected by the Board of Directors pursuant to the first sentence of Section 1 of ARTICLE FOUR.
SECTION 2    Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE SEVEN shall be made promptly, and in any event within 45 days (or, in the case of an advance of expenses, 20 days; provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE SEVEN), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an advance of expenses, 20 days; provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE SEVEN), the right to indemnification or advances as granted by this ARTICLE SEVEN shall be enforceable by the indemnitee in the Delaware Court of Chancery. Such person’s costs and expenses incurred in connection with successfully establishing their right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE SEVEN has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because they have met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 3    Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

SECTION 4    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain, at the request of the Corporation, a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE SEVEN in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE SEVEN shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE SEVEN that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
SECTION 5    Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE SEVEN shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE SEVEN shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE SEVEN is in effect. Any repeal or modification of this ARTICLE SEVEN or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.
SECTION 6    Savings Clause. To the fullest extent permitted by law, if this ARTICLE SEVEN or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE SEVEN as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE SEVEN to the fullest extent permitted by any applicable portion of this ARTICLE SEVEN that shall not have been invalidated.

ARTICLE EIGHT
AMENDMENTS
These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE NINE of the Certificate of Incorporation.
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